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                                                                      EXHIBIT 21


              SUBSIDIARIES OF APPLIED ANALYTICAL INDUSTRIES, INC.


1.   Applied Analytical Industries Italy, S.r.l.

2.   Applied Analytical Industries Deutschland GmbH

3.   AAI Vermogensverwaltungsgesellschaft mbH

4.   L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.

5.   AAI UK Limited

6.   AAI Japan, Inc.

7.   AAI Technologies, Inc.

8.   AAI Properties, Inc.

9.   Applied Analytical Industries Learning Center, Inc.